UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2008

WITS BASIN PRECIOUS MINERALS INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota (State or Other Jurisdiction of Incorporation)	1-12401 (Commission File Number)	84-1236619 (IRS Employer Identification No.)

80 South 8th Street, Suite 900 Minneapolis, Minnesota (Address of Principal Executive Offices)	55402-8773 (Zip Code)

612.349.5277
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 22, 2008, Wits Basin Precious Minerals Inc. (the “Registrant”) entered into Amendment No. 3 to Convertible Notes Purchase Agreement (“Amendment No. 3”) with China Gold, LLC, a Kansas limited liability company (“China Gold”).  Pursuant to Amendment No. 3, the parties consolidated that certain Amended and Restated Promissory Note dated November 10, 2008 in the principal amount of $9,800,000 and that certain Secured Promissory Note dated October 28, 2008 in the principal amount of $441,000, each issued by the Registrant to China Gold, into a Second Amended and Restated Promissory Note dated December 22, 2008 in the aggregate principal amount of $10,421,107.18 (the “Consolidated Note”), which reflected the outstanding principal and interest under the existing notes.  Pursuant to the Consolidated Note, the Registrant received an extension on the maturity dates relating to the prior notes from December 31, 2008 to February 15, 2010.  The Consolidated Note accrues interest rate is 12.25% per annum with the principal and interest due on demand at any time on or after February 15, 2010.  The Amended and Restated Promissory Note and the Secured Promissory Note were filed as Exhibits 10.12 and 10.10, respectively, to Form 10-Q for the quarter ended September 30, 2008 filed with the Securities and Exchange Commission on November 14, 2008, and are incorporated herein by reference.

The parties entered into Amendment No. 3 to facilitate the terms of that certain Subscription Agreement dated November 17, 2008 by and between the Registrant and London Mining Plc (“London Mining”), which sets forth the terms of London Mining’s subscription into a joint venture entity formed with the Registrant to acquire and operate (through China Global Mining Resources Limited, a Hong Kong corporation and currently a wholly owned subsidiary of the Registrant (“CGMR HK”)) Nanjing Sudan Mining Co. Ltd and Maanshan Xiaonanshan Mining Co. Ltd, which are iron ore mining properties located in the People’s Republic of China (the “PRC Properties”).  The rights to acquire the PRC Properties are currently held in CGMR HK.  The Registrant disclosed its entry into the Subscription Agreement with London Mining in its Current Report on Form 8-K filed with the Securities and Exchange Commission on November 21, 2008, which disclosure is incorporated herein by reference.

Pursuant to Amendment No. 3, the Registrant will be required to make a prepayment to China Gold under the Consolidated Note in the approximate amount of $5,600,000 contemporaneously with the closing of the Subscription Agreement and related acquisition of the PRC Properties.  As required under the Subscription Agreement, and pursuant to Amendment No. 3, China Gold released its security interest in CGMR HK, and agreed to release its security interest in CGMR’s rights to acquire the PRC Properties subject to the prepayment being made.  Accordingly, the parties also entered into a Second Amended and Restated Pledge Agreement (the “Amended Pledge Agreement”) and an Amended and Restated Security Agreement (the “Amended Security Agreement”) modifying the terms of China Gold’s security as necessary to facilitate the terms of the Subscription Agreement.  Pursuant to the Amended Pledge Agreement, the Registrant provided China Gold a security interest in its equity in the joint venture entity with London Mining in lieu of the previously existing security interest in CGMR HK.  Pursuant to the Amended Security Agreement, the Registrant granted China Gold a security interest in an unsecured promissory note for $4.8 million to be received from the joint venture entity in lieu of its security interest in the rights to acquire the PRC Properties.

As consideration for entering into Amendment No. 3, the Consolidated Note, Amended Security Agreement and Amended Pledge Agreement, the Registrant agreed to reduce the exercise price of two five-year warrants to purchase up to an aggregate of 40,082,000 shares of Registrant’s common stock issued to China Gold to $0.075 per share (from $0.15 and $0.11 under the respective warrants).

Amendment No. 3, the Consolidated Note, the Amended Security Agreement and the Amended Pledge Agreement are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

 Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Amendment No. 3 to Convertible Notes Purchase Agreement dated December 22, 2008 by and between Wits Basin Precious Minerals Inc and China Gold, LLC.
10.2	Second Amended and Restated Promissory Note of Wits Basin Precious Minerals Inc dated December 22, 2008.
10.3	Amended and Restated Security Agreement dated December 22, 2008 by and between Wits Basin Precious Minerals Inc and China Gold, LLC.
10.4	Second Amended and Restated Pledge Agreement dated December 22, 2008 by and between Wits Basin Precious Minerals Inc and China Gold, LLC.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wits Basin Precious Minerals Inc.

Date: December 29, 2008	By:	/s/ Mark D. Dacko
Mark D. Dacko
Chief Financial Officer